TABLE OF CONTENTS

                                    BYLAWS OF

                       ROGERS CABLESYSTEMS OF ALASKA, INC.
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                         Article and Section                                                                 Page
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I.           OFFICES                                                                                           1

II.          SEAL                                                                                              1

III.         MEETINGS:

Section       1    -- Annual Meeting                                                                           1
Section       2    -- Special Meetings                                                                         1
Section       3    -- Place of Meeting                                                                         2
Section       4    -- Notice of Meeting                                                                        2
Section       5    -- Closing Transfer Books or Fixing Record Date                                             2
Section       6    -- Voting Lists                                                                             3
Section       7    -- Quorum                                                                                   3
Section       8    -- Proxies                                                                                  3
Section       9    -- Voting of Shares                                                                         4
Section      10    -- Voting of Shares by Certain Holders                                                      4
Section      11    -- Informal Action by Shareholders                                                          5
Section      12    -- Cumulative Voting                                                                        5
Section      13    -- Shareholders' Right to Financial Statements                                              5
Section      14    -- Shareholders' Right to Books and Records                                                 5

IV.          BOARD OF DIRECTORS:

Section      1     -- General Powers                                                                           5
Section      2     -- Number, Tenure, and Qualifications                                                       5
Section      3     -- Regular Meetings                                                                         6
Section      4     -- Special Meetings                                                                         6
Section      5     -- Notice                                                                                   6
Section      6     -- Quorum                                                                                   7
Section      7     -- Manner of Acting                                                                         7
Section      8     -- Action Without a Meeting                                                                 7
Section      9     -- Vacancies                                                                                7
Section      10    -- Compensation                                                                             8
Section      11    -- Board Powers                                                                             8
Section      12    -- Records                                                                                 10
Section      13    -- Director Reliance                                                                       10
Section      14    -- Director Right to Inspect                                                               10
Section      15    -- Vacancy; Removal of Directors                                                           10
Section      16    -- Resignation                                                                             10
Section      17    -- Director Conflicts of Interest                                                          11
Section      18    -- Director Liability                                                                      11
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                         Article and Section                                                                 Page
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
V.           OFFICERS:                                                                                        11

Section          1 -- Number                                                                                  11
Section          2 -- Election and Term of Office                                                             11
Section          3 -- Removal                                                                                 11
Section          4 -- Resignation                                                                             11
Section          5 -- Chairman; President                                                                     11
Section          6 -- The Vice Presidents                                                                     12
Section          7 -- The Secretary                                                                           12
Section          8 -- The Treasurer                                                                           12
Section          9 -- Salaries                                                                                13
Section         10 -- Reimbursement Disallowed Salaries & Payments                                            13
Section         11 -- Reliance                                                                                13

VI.          CERTIFICATES OF STOCK:

Section          1 -- Certificates                                                                            13
Section          2 -- Transfer of Shares                                                                      14
Section          3 -- Restrictions on Transfer                                                                14
Section          4 -- Corporate Option to Purchase                                                            14
Section          5 -- Responsibility                                                                          15
Section          6 -- No Treasury Shares                                                                      15

VII.         FISCAL YEAR                                                                                      15

VIII.        INDEMNIFICATION:

Section          1 -- Nonderivative Actions                                                                   15
Section          2 -- Derivative Actions                                                                      16
Section          3 -- Denial of Right to Indemnification                                                      17
Section          4 -- Determination                                                                           17
Section          5 -- Successful Defense                                                                      17
Section          6 -- Condition Precedent to Indemnification                                                  18
Section          7 -- Insurance                                                                               18
Section          8 -- Former Officers, Directors, etc.                                                        18
Section          9 -- Purpose and Exclusivity                                                                 18
Section         10 -- Limitation of Liability                                                                 19

IX.          DIVIDENDS                                                                                        19

X.           LOANS TO DIRECTORS, OFFICERS. AND EMPLOYEES                                                      19

XI.          WAIVER OF NOTICE                                                                                 19

XII.         REPORTS                                                                                          19

XIII.        AMENDMENTS                                                                                       19
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                                     BYLAWS

                                       OF

                       ROGERS CABLESYSTEMS OF ALASKA, INC.





                               ARTICLE I. OFFICES

                The corporation shall maintain its principal office for the transaction of its business in the City of Wasilla, State of Alaska. The corporation may have such other offices, either within or without the State of Alaska, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                ARTICLE II. SEAL

                The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words, "corporate seal."

                              ARTICLE III. MEETINGS

                Section 1-- Annual Meeting. The annual meeting of the
shareholders shall be held on the       day in the month of           in each
year (unless such day is a legal holiday, in which case, the meeting shall be
held on the next succeeding business day) at the hour of       O'clock    .M.
for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

                Section 2-- Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, or the Board of Directors, and shall be


                                      --1--
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called by the President at the request of the holders of not less than one--tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

                Section 3 -- Place of Meeting. The Board of Directors may designate any place, either within or outside the State of Alaska, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside the State of Alaska, as the place for the holding of such meetings. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Alaska.

                Section 4 -- Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid or, if the shareholder has filed with the Secretary a written request that notice be mailed to a different address, addressed to the shareholder at the new address.

                Section 5 -- Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 70 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 20 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders,


                                      --2--
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not less than 20 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                Section 6 -- Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be made at least 20 days prior to the meeting, shall be available for inspection by shareholders during business hours for a period of 20 days prior to the meeting, shall be kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                Section 7 -- Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum was present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved while a quorum is present.

                Section 8 -- Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney--in--fact. Such proxy shall be filed with the Secretary of the corporation


                                      --3--
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before or at the time of the meeting. The provisions of AS 10.16.418 are incorporated by reference.

                Section 9 -- Voting of Shares. Subject to the provisions of
Section 12 of this Article III and any provision in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                Section 10-- Voting of Shares by Certain Holders.

                Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

                Shares held by an administrator, executor, guardian, or conservator may be voted by that person either in person or by proxy, without a transfer of such shares into the name of that person, Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but a trustee is not be entitled to vote shares held by the trustee without a transfer of such shares into the name of the trustee.

                Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the name of the receiver if authority to transfer the shares is contained in an appropriate order of the court by which such receiver was appointed.

                A shareholder whose shares are pledged is entitled to vote the shares until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee is entitled to vote the shares so transferred.

                Neither shares of its own stock held by this corporation nor those held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held directly or indirectly by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

                Shares held by a nominee may be voted by the nominee either in person or by proxy unless the nominee, in writing


                                      --4--
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delivered to the corporation, names the person for whom the nominee holds the shares; and, in such event, such person shall vote the shares either in person or by proxy.

                Section 11 -- Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                Section 12 -- Cumulative Voting, At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal or by distributing such votes on the same principle among any number of candidates.

                Section 13-- Shareholders' Right to Financial Statements. The provisions of AS 10.06.433 are incorporated herein by reference.

                Section 14-- Shareholders' Right to Books and Records. The provisions of AS 10.06.430 are incorporated herein by reference,

                         ARTICLE IV. BOARD OF DIRECTORS

                Section 1-- General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

                Section 2-- Number, Tenure, and Qualifications. The original Board of Directors shall be at least one in number. The number of directors may be increased up to the number of eleven by the vote of the directors or the shareholders authorizing such increase or may be reduced to not less than one by a like vote of the directors or the shareholders (provided, however, that a shareholder action pertaining to the number of directors may not be overridden by action of the directors); and the question of determining the number of directors may be considered at any regular meeting, without the necessity of previously giving notice of the contemplation of such change, or at any special meeting called for that purpose in accordance


                                      --5--
with these Bylaws. The Board of Directors shall be elected at the annual meeting of the shareholders to hold office until the next succeeding annual meeting (except in the case of the classification of directors permitted by AS 10.06.455). A director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, and the term of each director shall begin immediately after election. Directors need not be residents of the State of Alaska or shareholders of the corporation.

                Section 3 -- Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Alaska, for the holding of additional regular meetings of the board or a committee of the board without other notice than such resolution.

                Section 4 -- Special Meetings. Regular or special meetings of the Board of Directors or of a committee of the board may be called by or at the request of the Chairman of the Board, the President, a vice president, the Secretary, or a director. The person or persons authorized to call meetings may fix any place, either within or outside the State of Alaska, as the place for holding any regular or special meeting called by them.

                Section 5 -- Notice. Notice of any regular or special meeting (if not earlier given in these Bylaws or a resolution of the board or a committee of the board or at a duly constituted meeting of the board or a committee of the board) shall be given at least 10 days previously thereto by written notice mailed to each member at his business address or at least 72 hours previously thereto if notice is by telegram, electronic means, personal messenger, or comparable person--to--person communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any member may waive notice of any meeting. The attendance of a member at a meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be


                                      --6--
transacted at nor the purpose of any regular or special meeting of the Board of Directors or a committee of the board need be specified in the notice or waiver of notice of such meeting.

                Section 6 - Quorum. A majority of the number of members shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or a committee of the board but, if less than such majority is present at a meeting, a majority of the members present may adjourn the meeting from time to time without further notice. Once a quorum is established and any action is approved, the quorum may not thereafter be broken by the departure of a member.

                Section 7 -- Manner of Acting. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or a committee of the board. A member present when action on a corporate matter is taken is presumed to have assented to the action unless the member's dissent is entered in the minutes of the meeting or unless the member who did not vote in favor of the action files a written dissent with the Secretary before adjournment or by certified mail immediately after adjournment. The members may meet by telephone or other similar communications equipment.

                Section 8 -- Action Without a Meeting. Any action that may be taken by the Board of Directors or a committee of the board at a meeting may be taken without a meeting if written consents identical in content shall be signed by all of the members. The business transacted at any meeting of the Board of Directors or a committee of the board, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present at such meeting and if, before or after the meeting or approval of the minutes thereof, each of the members not present sign a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof and all such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

                Section 9 -- Vacancies. Any vacancy occurring in the Board of Directors (other than by removal of a director ---- see Section 15) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of


                                      --7--

Directors for a term off office continuing only until the next election of directors by the shareholders. A vacancy shall be filled within six months or the next annual meeting, whichever occurs first.

                Section 10 -- Compensation. By resolution of the Board of Directors, each member may be paid expenses, if any, for attendance at each meeting of the Board of Directors or a committee of the board and may be paid a stated fee as a member or a fixed sum for attendance at each meeting or both. No such payment shall preclude any member from serving the corporation in any other capacity and receiving compensation therefor.
AS 10.06.230(4).

                Section 11 - Board Powers. Without limiting the general powers conferred by these Bylaws and provided by law, the Board of Directors shall have, in addition to such powers, the following powers, namely:

                (a) From time to time, to make and change rules and regulations not inconsistent with law, or with these Bylaws, for the management and control of the business of the corporation and its affairs, and of its officers, agents, and employees; to lease, purchase, or otherwise to acquire, in any lawful manner, for and in the name of the corporation, any and all real estate, personal property, letters patent, concessions, licenses, inventions, and other property rights or privileges whatsoever deemed necessary or convenient for the prosecution of its business and which the corporation is authorized to acquire, and generally, upon such terms and conditions as they think fit and in their discretion to pay therefor, either wholly or partially, in any stocks, bonds, debentures, or other securities of the corporation.

                (b) To sell or otherwise to dispose of any real estate, personal property, patents, licenses, inventions, property rights, or privileges belonging to the corporation, whenever, in their opinion, its interest would be thereby promoted.


                                      --8--

                (c) To enter into agreements and contracts with individuals, groups of individuals, corporations, or governments for any lawful purpose, including shareholder agreements as described in AS 10.06.424, .425.

                (d) To supervise and direct the officers, agents, and employees of the corporation and to see that their duties are properly performed.

                (e) To appoint and remove, at its pleasure, any and all officers, agents, and employees of the corporation and to prescribe their duties in a manner not inconsistent with these Bylaws and to fix their compensation.

                (f) To borrow money and otherwise to incur indebtedness, to enter the terms and amount of such indebtedness in the minutes of the Board of Directors, to evidence such indebtedness by the note of the corporation, to mortgage the property of the corporation, and otherwise give security for the payment of such indebtedness.

                (g) By resolution adopted by a majority of the entire Board, the Board of Directors may designate from among its members an executive committee or other committees of the Board, and the Board may delegate to an executive committee or otherwise, all pursuant to AS 10.06.468. Persons other than directors may be appointed members of a committee, without vote.

                (h) To amend, alter, and repeal these Bylaws or any part thereof at any regular or special meeting of the Board of Directors.

                (i) In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such other lawful powers of the corporation and do all such lawful acts and things in the furtherance of the corporations business as are not by


                                      --9--
                statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                Section 12 -- Records. The Board of Directors shall cause to be kept a complete record of all their minutes and acts and of the proceedings of the shareholders and of shareholders meetings.

                Section 13 -- Director Reliance. In acting for the corporation, and unless the director has knowledge concerning the matter in question that makes reliance unwarranted, directors may rely upon information, opinions, reports, or statements, including financial statements and data prepared by (1) officers, employees, and agents of the corporation whom the director believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons, as to matters that the director reasonably believes to be within the persons professional or expert competence, and (3) committees of the board, as to matters within the authority of the committee which the director believes to merit confidence.

                Section 14 -- Director Right to Inspect. Directors have an absolute right, at a reasonable time, to inspect and copy all books, records, and documents of the corporation and to inspect the physical properties of the corporation pursuant to AS 10.06.450(d).

                Section 15 -- Vacancy; Removal of Directors. The board may declare vacant the office of a director who has been declared of unsound mind by a court order. The board may remove a director without reason if the removal is approved by the outstanding shares in accordance with AS 10.06.460. Vacancies occurring in the board by reason of removal of directors may be filled only by approval of the shareholders.

                Section 16 -- Resignation. A director may resign upon giving written notice to the Chairman of the Hoard, the President, the Secretary, or the board. Upon such resignation (which is effective upon delivery of such notice unless the notice specifies a later time) and notwithstanding that a successor has not been elected or qualified, the office resigned is vacant. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


                                     --10--
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                Section 17 -- Director Conflicts of Interest. Directors shall disclose any conflict of interest in any contract or other transaction between the corporation and the director or a corporation, firm, or association in which one or more of the directors has a material financial interest. Such contracts or other transactions may be approved pursuant to AS 10.06.478.

                Section 18-- Director Liability. The provisions of AS 10.06.480 are incorporated by reference.

                               ARTICLE V. OFFICERS

                Section 1 -- Number. The officers of the corporation shall be Chairman of the Board, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary; provided, however, that a sole shareholder of the corporation may hold all or any combination of offices.

                Section 2 -- Election and Term of Office. The officers of the corporation shall be chosen by the Board of Directors and shall serve at the pleasure of the Board of Directors.

                Section 3-- Removal. Any officer or agent may be removed by the Board of Directors, subject to contract rights, if any.

                Section 4 -- Resignation. An officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under contract to which the officer is a party.

                Section 5 -- Chairman; President. The Chairman of the Board or, in his absence, the President shall be the principal executive officer of the corporation and, subject to the control of the Hoard of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign with the Secretary or any other proper officer of the corporation thereunto authorized by the Hoard of Directors certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and


                                     --11--
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execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed and, in general, shall perform all duties incident to the office of Chairman of the Board or President and such other duties as may be prescribed by the Board of Directors from time to time.

                Section 6 - The Vice Presidents. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President (in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or an Assistant Secretary certificates for shares of the corporation and shall perform such other duties as, from time to time, may be assigned to him by the Chairman of the Board, the President, or the Board of Directors.

                Section 7-- The Secretary. The Secretary shall:
(a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) if the corporation has a seal, be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign with the Chairman of the Board, the President, or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the President or by the Board of Directors.

                Section 8 - The Treasurer. The Treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and shall deposit all such moneys in the name of the

                                     --12--
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corporation in such banks, trust companies, or other depositories as shall be selected; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Chairman of the Board, the President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                Section 9 -- Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                Section 10 -- Reimbursement of Disallowed Salaries and Payments. Any payments made to an officer of the corporation, such as a salary, commission, bonus, interest, rent, or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service or the Alaska Department of Revenue, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                Section 11 -- Reliance. An officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data in each case prepared or presented by legal counsel or public accountants, unless the officer has knowledge concerning the matter in question that makes reliance unwarranted.

                        ARTICLE VI. CERTIFICATES OF STOCK

                Section 1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors but shall contain notices thereon of any restriction in transfer thereof. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or

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
registered by a registrar other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled except that, in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. The Board of Directors may issue shares without certificates pursuant to AS 10.06.349. Shares shall be fully paid for before issuance of a certificate therefor

                Section 2 -- Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof, by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                Section 3 -- Restrictions on Transfer. Transfer of stock in this corporation is or may be restricted (a) by law, and particularly by provisions of federal and state securities laws, (b) by agreement between the corporation and its shareholders or agreement between shareholders, a copy of which shall be maintained by the Secretary and made available for reasonable inspection and copying by persons with a pecuniary interest therein, and (c) by provision of these Bylaws.

                Section 4 -- Corporate Option to Purchase, If no agreement exists between the corporation and its shareholders, then no stock of this corporation shall be sold or transferred to any person other than the corporation or a shareholder of the corporation (excluded person) without said stock first having been offered for sale to the corporation for redemption and then to the other of the shareholders of the corporation as follows:


                                     --14--

                Should any of the shareholders of the corporation desire to sell or transfer stock or any interest therein, to any excluded person, the shareholder shall first offer, in writing, such stock to the corporation and then to the other shareholders of the corporation, in the ratio and proportion that the other shareholders hold stock in the corporation, at a price to be set forth in the notice. The corporation, after receiving such notice, shall have thirty days within which to purchase the interest of the selling shareholder and, should the corporation fail or refuse to purchase said stock within the thirty--day period after the receipt of the notice, then the selling shareholder shall give a like written notice and a like period of time to the continuing shareholders to purchase the interest of the selling shareholder at the price set forth in the notice. The shareholders receiving such notice shall have thirty days within which to purchase the interest of the selling shareholder and, should the continuing shareholders or any part of them refuse or fail to purchase their proportionate interest in the stock being offered for sale by the selling shareholder within the thirty--day period after receipt of the notice, then the selling shareholder shall be at liberty to sell said stock to any excluded person. In no event, however, shall said stock be sold to excluded persons at a price less than the price offered to the corporation and to the other shareholders, without first having offered the stock for sale to the corporation and the other shareholders at a like price and under similar terms or conditions.

                Section 5 -- Responsibility. It shall be the responsibility of the transferring shareholder, before any transfer of the stock on the books of the corporation, to make satisfactory proof to the Secretary or transferring agent of compliance with law, applicable agreement, and these Bylaws.

                Section 6 -- No Treasury Shares. Any stock in the corporation purchased, redeemed, or otherwise acquired by the corporation is restored to the status of authorized but unissued.

                            ARTICLE VII. FISCAL YEAR

                The fiscal year of the corporation shall begin on the   day of
        and end on the   day of              in each year.


                          ARTICLE VIII. INDEMNIFICATION

                Section 1 - Nonderivative Actions. Subject to the provisions of Sections 3, 4, 5, and 6 below, the corporation


                                     --15--
shall defend, indemnify, and hold financially harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of or arising from the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against costs and expenses (including attorney's fees) of said suit, action, or proceeding, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if
(i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, did not know and had no reasonable cause to believe the conduct was unlawful or (ii) the person's act or omission giving rise to such action, suit, or proceeding is ratified, adopted, or confirmed by the corporation or the benefit thereof received by the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption, and settlement shall not constitute any evidence, that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, did not know and had no reasonable cause to believe that the conduct was unlawful.

                Section 2 -- Derivative Actions. Subject to the provisions of Sections 3, 4, 5, and 6 below, the corporation shall defend, indemnify, and hold financially harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise against costs and expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if
(i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the


                                     --16--
corporation or (ii) the person's act or omission giving rise to such action or suit is ratified, adopted, or confirmed by the corporation or the benefit thereof received by the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for gross negligence or deliberate misconduct in the performance of the person's duty to the corporation unless, and only to the extent that, the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

                Section 3 -- Denial of Right to Indemnification. Subject to the provisions of Sections 5 and 6 below, defense and indemnification under Sections 1 and 2 of this article automatically shall be made by the corporation unless it is expressly determined that defense and indemnification of the person is not proper under the circumstances because the person has not met the applicable standard of conduct set forth in Sections 1 or 2 of this article. The person shall be afforded a fair opportunity to be heard as to such determination. Defense and indemnification payment may be made, in the case of any challenge to the propriety thereof, subject to repayment upon ultimate determination that indemnification is not proper.

                Section 4-- Determination. The determination described in
Section 3 shall be made:

                (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

                (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                (3) by a majority vote of the outstanding shares, including any shares held by the person or by any person who is not disinterested.

                Section 5 -- Successful Defense. Notwithstanding any other provisions of Sections 1, 2, 3, or 4 of this article but subject to the provisions of Section 6 below, if a person is successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this article or in defense of any claim, issue, or matter therein,


                                     --17--
the person shall be indemnified against costs and expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

                Section 6 -- Condition Precedent to Indemnification. Any person who desires to receive defense and indemnification under this article shall notify the corporation reasonably promptly that the person has been named a defendant to an action, suit, or proceeding of a type referred to in Sections 1 or 2 and that the person intends to rely upon the right of indemnification described in this article. The notice shall be in writing and mailed via registered or certified mail, return receipt requested, to the President of the corporation at the executive offices of the corporation or, in the event the notice is from the President, to the registered agent of the corporation. Notice need not be given when the corporation is otherwise notified by being named a party to the action.

                Section 7 -- Insurance. At the discretion of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against or incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to defend and indemnify the person against such liability under the provisions of this article.

                Section 8 -- Former Officers, Directors, etc. The indemnification provisions of this article shall be extended to a person who has ceased to be a director, officer, employee, or agent as described above and shall inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

                Section 9-- Purpose and Exclusivity. The defense and indemnification referred to in the various sections of this article shall be deemed to be in addition to and not in lieu of any other rights to which those defended and indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the shareholders or Board of Directors, or otherwise. The purpose of this article is to augment, pursuant to AS 10.06.490(f) and the other provisions of AS 10.06.490.


                                     --18--

                Section 10 -- Limitation of Liability. If set forth in the Articles of Incorporation, no director of this corporation shall have any personal liability to the corporation or its shareholders for monetary damages for the breach of fiduciary duty as a director except as provided in AS l0.06.210(1)(M).

                              ARTICLE IX. DIVIDENDS

                Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Before paying any dividend or making any distribution, the directors shall ascertain compliance with the provisions of AS lO.06.358--.373.

             ARTICLE X. LOANS TO DIRECTORS, OFFICERS, AND EMPLOYEES

                No loan shall be made to a director, officer, or employee of the corporation except pursuant to AS 10.06.485.

                          ARTICLE XI. WAIVER OF NOTICE

                Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws, the Articles of Incorporation, or the Alaska Corporations Code, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, or attendance at a meeting without protesting before the meeting or at its commencement the lack of notice, shall be deemed equivalent to such notice.

                              ARTICLE XII. REPORTS

                The corporation is exempt, as allowed under AS 10.06.432, from the reporting requirements set forth in AS 10.06.433(a) and
(b) but shall comply with the provisions of AS 10.06.433(c)--(g). The Hoard of Directors shall give timely notice of change in directors, officers, five percent shareholder, registered agent, or office.

                            ARTICLE XIII. AMENDMENTS

                These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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
                KNOW ALL MEN BY THESE PRESENTS: That the undersigned Secretary of Rogers Cablesystems of Alaska, Inc. does hereby certify that the above and foregoing Bylaws were duly adopted by the Board of Directors as the Bylaws of the corporation on the 29th day of March, 1990.

                                                    /s/
                                                    Secretary


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